Exhibit 3.1

BYLAWS
OF
INCYTE CORPORATION

(amended as of July 31, 2015)

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.                             Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware, or may not be held at any place, but may instead be held solely by means of remote communication, as may be fixed from time to time by the board of directors or the chief executive officer, or if not so designated, at the registered office of the corporation.

Section 2.                             Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors or the chief executive officer and stated in the notice of meeting.  At the annual meeting, the stockholders shall elect a board of directors pursuant to Article I, Section 9 of these bylaws.

Section 3.                             Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called only by the board of directors or the chief executive officer.

Section 4.                             Advance Notice of Stockholder Nominees and Other Stockholder Proposals. The matters to be considered and brought before any annual or special meeting of stockholders shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Article I, Section 4 of these bylaws.

For any matter to be brought properly before the annual meeting of stockholders, the matter must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the board of directors or the chief executive officer, (ii) otherwise brought before the annual meeting by or at the direction of the board of directors or the chief executive officer or (iii) brought before the annual meeting by a stockholder who is a stockholder of record of the corporation on the date the notice provided for in this Section is delivered to the secretary of the corporation, who is entitled to vote at the annual meeting, and who complies with the procedures set forth in this Section.  In addition to any other requirements under applicable law, the certificate of incorporation and these bylaws, written notice (the “stockholder notice”) of any nomination or other proposal must be timely and any proposal, other than a nomination, must constitute a proper matter for stockholder action.  To be timely, the stockholder notice must be delivered to the secretary of the corporation at the principal executive office of the corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting of stockholders for the preceding year; provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “other meeting date”), the stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such other meeting date or (ii) the tenth day following the date such other meeting date is first publicly announced or disclosed.  A stockholder notice must contain the following information: (i) whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder, beneficial owner or nominee) with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the stockholder or such beneficial holder in the corporation or the matter the stockholder notice relates to, and the details thereof, including the name of such other person (the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such financial assistance, funding or other consideration has been obtained are hereinafter collectively referred to as “interested persons”); (ii) the name and address of all interested persons; (iii) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the corporation or any of its subsidiaries held by all interested persons; (iv) whether and the extent to which any hedging, derivative or other transaction, agreement, arrangement or understanding is in place or has been entered into within the prior six months preceding the date of delivery of the stockholder notice by or for the benefit of any interested person with respect to the corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction, agreement, arrangement or understanding is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings of the corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the corporation or its subsidiaries), or the effect or intent of which is to increase or decrease the voting power of such interested person, and if so, a summary of the material terms thereof; (v) a representation that the stockholder is a holder of record of stock of the corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the stockholder notice; (vi) any other information that would be required to be provided by all interested persons pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder assuming that the interested persons were to request that the corporation include such business in the corporation’s proxy statement as a stockholder proposal; (vii) a representation as to whether any interested persons intends, or is or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with shares owned by the interested persons and any such group, would be required to approve or adopt such business and/or otherwise to solicit proxies from stockholders in support of such business; and (viii) a representation that the stockholder will provide the corporation in writing the information required by the preceding clauses (i) to (vii), updated no later than 10 days after the record date for the determination of stockholders entitled to vote at the meeting to provide any material changes in the foregoing information as of such record date.

Any stockholder notice relating to the nomination of directors must also contain (i) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation), (ii) each nominee’s signed consent to serve as a director of the corporation if elected and to being named in the proxy statement as a nominee, (iii) a statement as to each nominee’s citizenship; (iv) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any successor regulation), and (v) any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  The corporation may also require any proposed nominee to furnish such other information, including completion of any directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the board of directors under the various rules and standards applicable to the corporation.  Any stockholder notice with respect to a matter other than the nomination of directors must contain (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders and, in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment, and (ii) a brief written statement of the reasons why such stockholder favors the proposal.

Notwithstanding anything in this Section to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and either all of the nominees for director or the size of the increased board of directors is not publicly announced or disclosed by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased board of directors shall have been publicly announced or disclosed.

For any matter to be brought properly before a special meeting of stockholders, the matter must be set forth in the corporation’s notice of the meeting given by or at the direction of the board of directors or the chief executive officer.  In the event that the corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the board of directors, any stockholder may nominate a person or persons (as the case may be), for election to the board of directors, if the stockholder notice required by this Section shall be delivered to the secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and the nominees proposed by the board of directors to be elected at such meeting are first publicly announced or disclosed.

Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors of the corporation.  In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new time period (or extend any time period) for the giving of notice as provided in this Section.  This Section shall not apply to (i) stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act or (ii) the election of directors selected by or pursuant to the provisions of the certificate of incorporation relating to the rights of the holders of any class or series of stock of the corporation having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances.

The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered.

Notwithstanding the foregoing provisions of this Section, unless otherwise required by law, if a stockholder does not provide the updated information required in this Section to the corporation no later than 10 days after the record date for the determination of stockholders entitled to vote at the meeting, or if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business or nomination, such business or nomination shall not be transacted and shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

For purposes of this Section, (i) a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release issued through Business Wire or PR Newswire or reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission, (ii) a “qualified representative” of the stockholder must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the business at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholder, (iii) “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act and (iv) “beneficially owned” shall have the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act.

Section 5.                             Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting in accordance with Article IV, Section 1 of these bylaws.  Notice of a meeting shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Exchange Act and Section 233 of the General Corporation Law of the State of Delaware.

Section 6.                             Voting List. The officer who has charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date.  Nothing in this Section shall require the corporation to include electronic mail addresses or other electronic content information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the corporation. The corporation may take reasonable steps to ensure that such information on a reasonably accessible electronic network is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

Section 7.                             Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these bylaws. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to the vote on that matter.  Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.  In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, either (i) the stockholders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Article I, Section 8 of these bylaws until a quorum of such class shall be so present or represented or (ii) the person presiding at the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided by Article I, Section 8 of these bylaws until a quorum of such class shall be so present and represented.

Section 8.                             Adjournments. Any meeting of stockholders may be adjourned from time to time to reconvene at any other time and to any other place, if any, at which a meeting of stockholders may be held under these bylaws, and notice need not be given of any such adjourned meeting if the time and place, if any, and the means of remote communications, if any, shall be announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.                             Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Directors shall be elected by a plurality vote of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 10.                      Voting and Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the secretary of the corporation or the inspector of election for the meeting at the beginning of such meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clauses of the second preceding sentence, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.  Voting at meetings of stockholders need not be by written ballot unless so directed by the person presiding at the meeting or the board of directors.

Section 11.                      Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 12.                      Organization.  Meetings of stockholders shall be presided over by the chairman of the board of directors, if any, or in the absence of the chairman of the board of directors by the vice chairman of the board of directors, if any, or in the absence of the vice chairman of the board of directors by the lead director of the board of directors, or in the absence of the lead director of the board of directors by the president, or in the absence of the president by a vice president, or in the absence of the foregoing persons by a person designated by the board of directors, or in the absence of such designation by a person chosen at the meeting.  The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the person presiding at the meeting may appoint any person to act as secretary of the meeting.

The order of business at each such meeting shall be as determined by the person presiding at the meeting.  The person presiding at the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls, for each item on which a vote is to be taken.

Section 13.                      Inspectors.  Prior to any meeting of stockholders, the board of directors or the president shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons to assist them in the performance of their duties.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls.  In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, any written ballot or, if authorized by the board of directors, a ballot submitted by electronic transmission together with any information from which it can be determined that the electronic transmission was authorized by the stockholder, any information provided in a record of a vote if such vote was taken at the meeting by means of remote communication along with any information used to verify that any person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

ARTICLE II

DIRECTORS

Section 1.                             Number, Election, Tenure and Qualification. The number of directors that shall constitute the whole board of directors shall be determined from time to time by resolution of the majority of the directors then in office, provided that the whole board of directors shall consist of at least one member.  No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of office expires.  The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as otherwise provided in these bylaws, and each director elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity. Directors need not be stockholders.

Section 2.                             Vacancies. Sole power to fill newly created directorships resulting from any increase in the authorized number of directors and vacancies shall be vested in the board of directors through action by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3.                             Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

Section 4.                             General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 5.                             Chairman of the Board of Directors; Vice Chairman of the Board of Directors. If the board of directors appoints a chairman of the board of directors, the chairman of the board of directors shall, when present, preside at all meetings of the stockholders and the board of directors.  The chairman of the board of directors shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the board of directors or as may be vested by the board of directors. The board of directors may appoint a vice chairman of the board of directors. The vice chairman of the board of directors shall perform such duties and possess such powers as may be vested in the vice chairman by the board of directors. In the absence or disability of the chairman of the board of directors, the vice chairman of the board of directors shall also perform the duties and exercise the powers of the chairman of the board of directors.

Section 6.                             Place of Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7.                             Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 8.                             Special Meetings. Special meetings of the board of directors may be called by the chairman of the board of directors, chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Reasonable notice, either personally or by mail, courier or electronic means sent to a director’s business address, home address or electronic mail address, shall be given to each director by the secretary or the chairman of the board of directors or by the officer or one of the directors calling the meeting.  A notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

Section 9.                             Quorum, Action at Meeting, Adjournments. At all meetings of the board of directors, a majority of directors then in office, but in no event less than one-third of the entire board of directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this Section, the term “entire board of directors” shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these bylaws; provided, however, that if less than all the number so fixed of directors were elected, the “entire board of directors” shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.                      Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors, or committee thereof.

Section 11.                      Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12.                      Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and make such reports to the board of directors as the board of directors may request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the board of directors.

Section 13.                      Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.

ARTICLE III

OFFICERS

Section 1.                             Enumeration. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a chief financial officer or treasurer and such other officers with such titles, terms of office and duties as the board of directors may from time to time determine, including one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the board of directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.                             Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a chief financial officer or treasurer. Other officers may be appointed by the board of directors at such meeting, at any other meeting, or by written consent.

Section 3.                             Tenure. Each officer of the corporation shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote choosing or appointing an officer, or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the board of directors or by the chief executive officer may be removed at any time by the affirmative vote of a majority of the board of directors or a committee duly authorized to do so, except that any officer appointed by the chief executive officer may also be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the board of directors, at its discretion. Any officer may resign by delivering a written resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 4.                             Powers and Duties.  The officers of the corporation shall have such powers and duties in the management of the corporation as shall be stated in these by-laws or in a resolution of the board of directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the board of directors.  The secretary shall have the duty to record the proceedings of the meetings of the stockholders, the board of directors and any committees in a book to be kept for that purpose.

Section 5.                             Bond. If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the corporation.

ARTICLE IV

NOTICES

Section 1.                             Delivery. Whenever, under the provisions of law, or of the certificate of incorporation or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at the address of such director or stockholder as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by courier or electronic means sent to one’s business address, home address or electronic mail address.  If any such notice is transmitted by a posting on an electronic network together with separate notice of such specific posting, such notice shall be deemed to be given upon the later of (i) such posting and (ii) the giving of such separate notice.  Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.  For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form through an automated process.

Section 2.                             Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

INDEMNIFICATION

Section 1.                             Actions Other than by or in the Right of the Corporation. Subject to Section 4 of this Article V, the corporation shall indemnify any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the corporation may indemnify any person who is or was an employee or agent of the corporation, in each case who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses, liabilities and losses (including attorneys’ fees and related disbursements, judgments, fines, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.                             Actions by or in the Right of the Corporation. Subject to Section 4 of this Article V, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys’ fees and related disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3.                             Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses (including attorneys’ fees and related disbursements) actually and reasonably incurred by such person in connection therewith.

Section 4.                             Specific Authorization. Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be, of this Article V. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

Section 5.                             Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the manner provided for in Section 4 of this Article V upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the corporation as authorized in this Article V.

Section 6.                             Non-Exclusivity. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that any repeal or amendment of any of the provisions of this Article V shall not adversely affect any right or protection of any indemnitee existing at the time of such repeal or amendment. The rights to indemnification and advancement of expenses provided by this Article V shall be contract rights.

Section 7.                             Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article V.

Section 8.                             Severability. If any word, clause or provision of this Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 9.                             Intent of Article. The intent of this Article V is to provide for indemnification to the fullest extent not prohibited by section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time not prohibited by law.

ARTICLE VI

CAPITAL STOCK

Section 1.                             Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 2.                             Lost Certificates. The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require, to indemnify the corporation in such manner as it may require, and/or to give the corporation a bond or other adequate security in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 3.                             Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Section 4.                             Record Date; Ministerial Review of Consents. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day immediately before the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix the record date for stockholders entitled to notice of such adjourned meeting, which record date may be the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

For purposes of determining the stockholders entitled to express consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the Secretary of the corporation, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary and no record date has been fixed by the board of directors, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the board of directors is necessary and no record date has been fixed by the board of directors, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In the event of the delivery, in the manner provided by the preceding paragraph, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, unless the board of directors otherwise determines, the corporation promptly shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with the preceding paragraph represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the corporation, any stockholder or director, or any officer whose title or office is contested, shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).  The cost of retaining inspectors of elections shall be borne by the corporation.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 5.                             Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

CERTAIN TRANSACTIONS

Section 1.                             Transactions with Interested Parties. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a)                                 the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)                                 the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)                                  the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Section 2.                             Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.                             Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.                             Reserves. The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 3.                             Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors, or such officers of the corporation as may be designated by the board of directors to make such designation, may from time to time designate.

Section 4.                             Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 5.                             Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the board of directors.

ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any meeting of the stockholders or of the board of directors; provided, however, that in the case of a meeting of the stockholders, notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting.